Exhibit 99.1

Civista Bancshares, Inc. Announces Second Quarter 2019 Earnings

Sandusky, Ohio, July 26, 2019 /PRNewswire/– Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) reported net income available to common shareholders of $8.5 million, or $0.51 per diluted share, for the second quarter of 2019, compared with $2.7 million, or $0.24 per diluted share, for the prior year period. For the six-month period ended June 30, 2019, Civista reported net income available to common shareholders of $18.0 million or $1.08 per diluted share, compared to $9.4 million or $0.79 per diluted share, in the same period of 2018.

Factors Affecting Comparability

Civista acquired United Community Bancorp (“UCB”) in September 2018. The financial position and results of operations of UCB prior to its acquisition date are not included in the Company’s financial results for periods prior to the acquisition date.

Adjusted Earnings

Financial results for the second quarter and six months ended June 30, 2018 included $3.2 million in pre-tax acquisition and integration expenses. Excluding these expenses, adjusted earnings were $5.2 million, or $0.44 diluted earnings per share, for the second quarter of 2018 and $11.9 million, or $0.99 diluted earnings per share, for the six months ended June 30, 2018.

A reconciliation of adjusted earnings to net income according to accounting principles generally accepted in the United States (“GAAP”) is provided in the financial tables at the end of this press release.

“I am proud of our second quarter, 2019 results. Comparing 2019 to our adjusted earnings in 2018 diluted earnings per share increased 15.9% for the quarter and 9.1% year to date. Our annualized loan growth was 6.5% for the quarter and 4.8% for the year. We saw additional expansion of our net interest margin and continued strong asset quality, said Dennis G. Shaffer, President and CEO of Civista.

Results of Operations:

Net interest income increased $7.0 million, or 47.2% for the second quarter of 2019, and $13.9 million or 47.1% and for the six months ended June 30, compared to the same periods of 2018. Interest income increased $8.8 million, or 54.2% for the second quarter of 2019 and $17.4 million or 54.3% for the six-month period ended June 30. Average earning assets increased $558.9 million for the second quarter of 2019 and $536.9 million for the six-month period ended June 30.

The increase in average earning assets resulted in $6.7 million and $13.0 million of the increase in interest income, respectively. Additionally, yields increased 54 basis points for the second quarter of 2019 and 60 basis points for the six-month period ended June 30th, accounting for $2.1 million and $4.5 million increase in interest income, respectively.

Interest expense increased $1.8 million, or 128.4%, for the second quarter of 2019 and $3.5 million, or 137.6%, for the six-months ended June 30 compared to the same periods of 2018. The increase in interest expense is due to both an increase in average balances of $410.4 million, resulting in $756 thousand of the increase for the second quarter of 2019, and $397.3 million, resulting in $1.5 million of the increase for the six-months ended June 30. Additionally, cost of interest-bearing liabilities increased 35 basis points and 37 basis points, respectively. The increase in yield accounted for $1.0 million and $2.0 million of the increase in interest expense.

The tax equivalent net interest margin increased 28 basis points to 4.49% for the second quarter of 2019, compared to 4.21% for the same period a year ago and increased 34 basis points to 4.47% for the six months ended June 30, 2019, compared to 4.13% for the same period a year ago. Accretion of the purchase accounting adjustments accounted for 25 basis points of the second quarter and 23 basis points of the year-to-date margin.

Average Balance Analysis

(Unaudited - Dollars in thousands except share data)

	Three Months Ended June 30,
	2019			2018
	Average		Yield/	Average		Yield/
	balance	Interest	rate *	balance	Interest	rate *
Assets:
Interest-earning assets:
Loans **	$1,583,533	$21,657	5.49%	$1,158,956	$14,144	4.90%
Taxable securities	202,995	1,694	3.39%	145,435	1,040	2.85%
Non-taxable securities	171,004	1,408	4.39%	101,866	886	4.46%
Interest-bearing deposits in other banks	29,309	167	2.29%	21,696	90	1.66%

Total interest-earning assets	$1,986,841	24,926	5.14%	$1,427,953	16,160	4.60%

Noninterest-earning assets:
Cash and due from financial institutions	38,558			36,501
Premises and equipment, net	21,819			17,549
Accrued interest receivable	7,324			5,270
Intangible assets	85,865			28,351
Other assets	22,193			12,781
Bank owned life insurance	44,328			25,317
Less allowance for loan losses	(13,884)			(12,935)

Total Assets	$2,193,044			$1,540,787

Liabilities and Shareholders Equity:
Interest-bearing liabilities:
Demand and savings	$858,781	$721	0.34%	$615,667	$250	0.16%
Time	271,183	1,255	1.86%	140,622	320	0.91%
FHLB	138,271	831	2.41%	103,460	482	1.87%
Subordinated debentures	29,427	372	5.07%	29,427	338	4.61%
Repurchase Agreements	18,442	5	0.11%	16,546	4	0.10%

Total interest-bearing liabilities	$1,316,104	3,184	0.97%	$905,722	1,394	0.62%

Noninterest-bearing deposits	540,283			434,126
Other liabilities	21,219			12,609
Shareholders’ Equity	315,438			188,330

Total Liabilities and Shareholders’ Equity	$2,193,044			$1,540,787

Net interest income and interest rate spread		$21,742	4.17%		$14,766	3.98%
Net interest margin			4.49%			4.21%

*	- Interest yields are presented on an annualized basis and are calculated using a 21% tax-equivalent adjustment
**	- Average balance includes nonaccrual loans

Average Balance Analysis

(Unaudited - Dollars in thousands except share data)

	Six Months Ended June 30,
	2019			2018
	Average		Yield/	Average		Yield/
	balance	Interest	rate *	balance	Interest	rate *
Assets:
Interest-earning assets:
Loans **	$1,573,924	$42,619	5.46%	$1,153,230	$27,783	4.86%
Taxable securities	205,285	3,442	3.41%	143,229	2,026	2.84%
Non-taxable securities	164,349	2,760	4.44%	101,673	1,764	4.49%
Interest-bearing deposits in other banks	58,541	689	2.37%	67,108	511	1.54%

Total interest-earning assets	$2,002,099	49,510	5.08%	$1,465,240	32,084	4.48%

Noninterest-earning assets:
Cash and due from financial institutions	65,567			64,211
Premises and equipment, net	21,872			17,641
Accrued interest receivable	6,931			4,860
Intangible assets	85,990			28,359
Other assets	22,394			12,968
Bank owned life insurance	43,987			25,247
Less allowance for loan losses	(13,885)			(13,037)

Total Assets	$2,234,955			$1,605,489

Liabilities and Shareholders Equity:
Interest-bearing liabilities:
Demand and savings	$857,232	$1,429	0.34%	$615,940	$502	0.16%
Time	270,847	2,438	1.82%	163,878	775	0.95%
FHLB	117,882	1,429	2.44%	71,727	634	1.78%
Subordinated debentures	29,427	744	5.10%	29,427	626	4.29%
Repurchase Agreements	20,309	10	0.10%	17,467	9	0.10%

Total interest-bearing liabilities	$1,295,697	6,050	0.94%	$898,439	2,546	0.57%

Noninterest-bearing deposits	610,265			506,002
Other liabilities	20,408			14,656
Shareholders’ Equity	308,585			186,392

Total Liabilities and Shareholders’ Equity	$2,234,955			$1,605,489

Net interest income and interest rate spread		$43,460	4.14%		$29,538	3.91%
Net interest margin			4.47%			4.13%

*	- Interest yields are presented on an annualized basis and are calculated using a 21% tax-equivalent adjustment
**	- Average balance includes nonaccrual loans

No provision for loan losses was recorded during 2019 and 2018. With low net charge offs, improved asset quality and strengthened problem loan coverage ratios, we felt comfortable with no provision so far in 2019, despite the loan growth.

For the second quarter of 2019, noninterest income totaled $5.1 million, an increase of $714 thousand, or 16.3%, compared to the prior year’s second quarter. Noninterest income for the first six-months of 2019 totaled $11.4 million, an increase of $1.4 million, or 13.8%, compared to the prior year’s first six months.

Noninterest income

(unaudited - dollars in thousands)	Three months ended June 30,
	2019	2018	$ change	% change
Service charges	$1,552	$1,359	$193	14.2%
Net gain on sale of securities	(23)	41	(64)	-156.1%
Net gain on sale of loans	555	474	81	17.1%
ATM/Interchange fees	951	588	363	61.7%
Wealth management fees	911	836	75	9.0%
Bank owned life insurance	252	144	108	75.0%
Tax refund processing fees	550	550	—	0.0%
Other	356	398	(42)	-10.6%

Total noninterest income	$5,104	$4,390	$714	16.3%

Noninterest income

(unaudited - dollars in thousands)	Six months ended June 30,
	2019	2018	$ change	% change
Service charges	$3,008	$2,493	$515	20.7%
Net gain on sale of securities	(17)	81	(98)	-121.0%
Net gain on sale of loans	886	807	79	9.8%
ATM/Interchange fees	1,857	1,142	715	62.6%
Wealth management fees	1,758	1,688	70	4.1%
Bank owned life insurance	499	286	213	74.5%
Tax refund processing fees	2,750	2,750	—	0.0%
Other	647	759	(112)	-14.8%

Total noninterest income	$11,388	$10,006	$1,382	13.8%

Service charge fees increased $193 thousand, or 14.2%, and $515 thousand, or 20.7%, for the three and six-month periods ended June 30. ATM/Interchange fees increased $363 thousand, or 61.7%, and $715 thousand, or 62.6%, for the three and six-month periods ended June 30. Bank owned life insurance increased $108 thousand, or 75.0%, and $213 thousand, or 74.5%, for the three and six-month periods ended June 30. The increases in service charge fee income, ATM/Interchange fees and bank owned life insurance income are primarily attributable to the Company’s acquisition of UCB during the third quarter of 2018.

For the second quarter of 2019, noninterest expense totaled $16.6 million, an increase of $711 thousand, or 4.5%, compared to the prior year’s second quarter. Noninterest expense for the first six-months of 2019 increased $5.0 million, or 17.6%, when compared to the first six-months of 2018.

Noninterest expense

(unaudited - dollars in thousands)	Three months ended June 30,
	2019	2018	$ change	% change
Compensation expense	$9,548	$7,385	$2,163	29.3%
Net occupancy and equipment	1,444	1,186	258	21.8%
Contracted data processing	447	2,739	(2,292)	-83.7%
Taxes and assessments	605	479	126	26.3%
Professional services	700	1,483	(783)	-52.8%
Amortization of intangible assets	235	26	209	803.8%
Marketing	367	320	47	14.7%
Other	3,293	2,310	983	42.6%

Total noninterest expense	$16,639	$15,928	$711	4.5%

Noninterest expense

(unaudited - dollars in thousands)	Six months ended June 30,
	2019	2018	$ change	% change
Compensation expense	$19,353	$14,759	$4,594	31.1%
Net occupancy and equipment	2,947	2,321	626	27.0%
Contracted data processing	866	3,087	(2,221)	-71.9%
Taxes and assessments	1,197	948	249	26.3%
Professional services	1,395	2,035	(640)	-31.4%
Amortization of intangible assets	475	59	416	705.1%
Marketing	707	638	69	10.8%
Other	6,148	4,286	1,862	43.4%

Total noninterest expense	$33,088	$28,133	$4,955	17.6%

Compensation expense increased $2.2 million, or 29.3%, for the second quarter and $4.6 million, or 31.1%, for the six-month period ending June 30, 2019. The increase in compensation expense is comprised of salaries of $1.6 million for the three months and $3.4 million for the six months, employee benefits of $593 thousand for the three months and $1.2 million for the six months ended June 30, 2019. The increases are primarily due to the increased size of the company due to the UCB acquisition. Year-to-date average FTE employees were 433.3 at June 30, 2019, an increase of 88.3 FTEs over 2018. Net occupancy and equipment expense increased $258 thousand, or 21.8%, and $626, or 27.0%, for the three and six-month periods ended June 30, 2019, primarily due to the addition of 9 locations from the UCB acquisition. Contracted data processing expenses decreased $2.3 million, or 83.7%, and $2.2 million, or 71.9%, for the three and six-month periods ended June 30, 2019, primarily due to expenses incurred for the data processing conversion of UCB in 2018 which totaled approximately $2.4 million. Professional services costs decreased $783 thousand, or 52.8%, for the second quarter and $640 thousand, or 31.4%, for the six-month period ending June 30, 2019. Both periods of 2018 included approximately $700 thousand of legal and consulting expenses related to the UCB acquisition.

The efficiency ratio was 59.5% for the six months ended June 30, 2019, compared to 70.3% for the six months ended June 30, 2018. The improvement in the efficiency ratio is due primarily to $3.2 million of pre-tax expenses related to the merger with UCB, as well as an increase in net interest income. The merger expenses in the second quarter of 2018 accounted for 790 basis points of the change.

Civista’s effective income tax rate for the six months ended June 30, 2019 was 15.8% compared to 12.3% for the same period in 2018. The effective income tax rate for second quarter 2019 was 15.1% compared to 6.6% in 2018. The 2018 effective tax rate is skewed by expenses incurred related to the UCB acquisition.

Balance Sheet

Total assets increased $64.0 million, or 3.0%, from December 31, 2018 to June 30, 2019, primarily due to an increase in the loan portfolio of $36.8 million.

End of period loan balances
(unaudited - dollars in thousands)	June 30, 2019	December 31, 2018	$ Change	% Change
Commercial and Agriculture	$186,423	$177,101	$9,322	5.3%
Commercial Real Estate:
Owner Occupied	218,183	210,121	8,062	3.8%
Non-owner Occupied	530,570	523,598	6,972	1.3%
Residential Real Estate	466,581	457,850	8,731	1.9%
Real Estate Construction	144,448	135,195	9,253	6.8%
Farm Real Estate	36,116	38,513	(2,397)	-6.2%
Consumer and Other	16,449	19,563	(3,114)	-15.9%

Total Loans	$1,598,770	$1,561,941	$36,829	2.4%

The $36.8 million, or 2.4%, increase in the loan portfolio from December 31, 2018 to June 30, 2019 is spread across the loan portfolio, with the exception of the Farm Real Estate and Consumer loan portfolios.

Total deposits increased $52.8 million, or 3.3%, from December 31, 2018 to June 30, 2019. The increase was due primarily to increases in demand deposits, both noninterest-bearing and interest-bearing. A reduction of brokered deposits partially offset these increases.

End of period deposit balances
(unaudited - dollars in thousands)	June 30, 2019	December 31, 2018	$ Change	% Change
Noninterest-bearing demand	$496,541	$468,083	$28,458	6.1%
Interest-bearing demand	305,086	261,996	43,090	16.4%
Savings and money market	562,823	562,882	(59)	0.0%
Time deposits	259,484	258,832	652	0.3%
Brokered deposits	8,786	28,100	(19,314)	-68.7%

Total Deposits	$1,632,720	$1,579,893	$52,827	3.3%

The increase in noninterest-bearing demand is due to an increase in deposits from the tax refund processing program of $29.5 million. Interest-bearing demand deposits increased due to a $41.4 million increase in public funds accounts. Brokered deposits decreased $19.3 million and Federal Home Loan Bank advances decreased $17.3 million due to a shift in wholesale funding requirements.

Asset Quality

The Company recorded net recoveries of $107 thousand for the first half of 2019 compared to net charge-offs $267 thousand for the same period of 2018.

Allowance for Loan Losses
(dollars in thousands)	June 30, 2019	June 30, 2018
Beginning of period	$13,679	$13,134
Charge-offs	(395)	(651)
Recoveries	502	384
Provision	—	—

End of period	$13,786	$12,867

The allowance for loan losses to loans was 0.86% at June 30, 2019 and 0.88% at December 31, 2018. The non-performing assets to assets ratio decreased to 0.38% from 0.46% in 2018. The allowance for loan losses to non-performing loans increased to 164.7% from 137.9% in 2018.

Non-performing assets at June 30, 2019 were $8.4 million, a 15.6% decrease from December 31, 2018. Nonaccrual loans include $551 thousand and $1.0 million of purchased credit-impaired (“PCI”) loans at June 30, 2019 and December 31, 2018, respectively.

Non-performing Assets
(dollars in thousands)	June 30, 2019	December 31, 2018
Non-accrual loans	$5,682	$6,898
Restructured loans	2,689	3,024

Total non-performing loans	8,371	9,922
Other Real Estate Owned	—	—

Total non-performing assets	$8,371	$9,922

Conference Call and Webcast

Civista Bancshares, Inc. will also host a conference call to discuss the Company’s financial results for the second quarter of 2019 at 1:00 p.m. ET on Friday, July 26, 2019. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company’s website, www.civb.com. Participants can also listen to the conference call by dialing 855-238-2712 and ask to be joined into the Civista Bancshares, Inc. Second Quarter 2019 Earnings call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.civb.com).

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Civista’ reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Civista Bancshares, Inc. is a $2.2 billion financial holding company headquartered in Sandusky, Ohio. The Company’s banking subsidiary, Civista Bank, operates 38 locations in Northern, Central and Southwestern Ohio, Southeastern Indiana and Northern Kentucky. Civista Bancshares, Inc. may be accessed at HUwww.civb.comUH. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “CIVBP”.

For additional information, contact:

Dennis G. Shaffer

President and CEO

Civista Bancshares, Inc.

888-645-4121

Civista Bancshares, Inc.

Financial Highlights

(unaudited - dollars in thousands, except share amounts)

Consolidated Condensed Statement of Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Interest income	24,926	16,160	49,510	32,084
Interest expense	3,184	1,394	6,050	2,546

Net interest income	21,742	14,766	43,460	29,538
Provision for loan losses	—	—	—	—

Net interest income after provision	21,742	14,766	43,460	29,538
Noninterest income	5,104	4,390	11,388	10,006
Noninterest expense	16,639	15,928	33,088	28,133

Income before taxes	10,207	3,228	21,760	11,411
Income tax expense	1,546	214	3,430	1,408

Net income	8,661	3,014	18,330	10,003
Preferred stock dividends	164	299	328	602

Net income available to common shareholders	8,497	2,715	18,002	9,401

Dividends per common share	$0.11	$0.07	$0.20	$0.14

Earnings per common share,
basic	$0.54	$0.26	$1.15	$0.91
diluted	$0.51	$0.24	$1.08	$0.79

Average shares outstanding,
basic	15,628,537	10,470,839	15,618,154	10,342,763
diluted	16,922,712	12,615,336	16,912,329	12,606,415

Selected financial ratios:
Return on average assets	1.58%	0.78%	1.65%	1.26%
Return on average equity	11.01%	6.42%	11.98%	10.82%
Dividend payout ratio	19.85%	24.32%	17.04%	14.48%
Net interest margin (tax equivalent)	4.49%	4.21%	4.47%	4.13%

Selected Balance Sheet Items

(unaudited - dollars in thousands, except share amounts)

	June 30, 2019	December 31, 2018
	(unaudited)	(unaudited)
Cash and due from financial institutions	$49,839	$42,779
Investment securities	360,512	347,364
Loans held for sale	2,563	1,391
Loans	1,598,770	1,561,941
Less allowance for loan losses	13,786	13,679

Net loans	1,584,984	1,548,262
Other securities	20,280	21,021
Premises and equipment, net	21,720	22,021
Goodwill and other intangibles	85,706	86,203
Bank owned life insurance	44,491	43,037
Other assets	32,900	26,876

Total assets	$2,202,995	$2,138,954

Total deposits	$1,632,720	$1,579,893
Federal Home Loan Bank advances	176,300	193,600
Securities sold under agreements to repurchase	15,554	22,199
Subordinated debentures	29,427	29,427
Accrued expenses and other liabilities	24,782	14,937
Total shareholders’ equity	324,212	298,898

Total liabilities and shareholders’ equity	$2,202,995	$2,138,954

Shares outstanding at period end	15,663,059	15,603,499

Book value per share	$20.10	$18.56
Equity to asset ratio	14.72%	13.97%

Selected asset quality ratios:
Allowance for loan losses to total loans	0.86%	0.88%
Non-performing assets to total assets	0.38%	0.46%
Allowance for loan losses to non-performing loans	164.69%	137.87%

Non-performing asset analysis
Nonaccrual loans	$5,682	$6,898
Troubled debt restructurings	2,689	3,024
Other real estate owned	—	—

Total	$8,371	$9,922

Supplemental Financial Information

(Unaudited - Dollars in thousands except share data)

End of Period Balances	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Assets
Cash and due from banks	$49,839	$164,094	$42,779	$64,754	$41,156
Investment securities	360,512	351,006	347,364	318,112	231,013
Loans held for sale	2,563	1,444	1,391	4,025	4,058
Loans	1,598,770	1,573,193	1,561,941	1,515,644	1,180,032
Allowance for loan losses	(13,786)	(13,822)	(13,679)	(13,331)	(12,867)

Net Loans	1,584,984	1,559,371	1,548,262	1,502,313	1,167,165
Other securities	20,280	20,280	21,021	17,774	15,154
Premises and equipment, net	21,720	21,772	22,021	22,518	17,308
Goodwill and other intangibles	85,706	85,955	86,203	85,964	28,342
Bank owned life insurance	44,491	44,239	43,037	42,750	25,411
Other assets	32,900	29,541	26,876	27,325	18,700

Total Assets	$2,202,995	$2,277,702	$2,138,954	$2,085,535	$1,548,307

Liabilities
Total deposits	$1,632,720	$1,765,801	$1,579,893	$1,577,755	$1,146,172
Federal Home Loan Bank advances	176,300	127,100	193,600	145,100	156,200
Securities sold under agreement to repurchase	15,554	21,970	22,199	18,515	14,230
Subordinated debentures	29,427	29,427	29,427	29,427	29,427
Accrued expenses and other liabilities	24,782	21,347	14,937	25,350	12,430

Total liabilities	1,878,783	1,965,645	1,840,056	1,796,147	1,358,459

Shareholders’ Equity
Preferred shares, Series B	9,364	9,364	9,364	10,878	13,250
Common shares	267,275	266,990	266,901	265,324	158,191
Accumulated earnings	56,199	49,421	41,320	35,302	39,898
Treasury shares	(17,235)	(17,235)	(17,235)	(17,235)	(17,235)
Accumulated other comprehensive income(loss)	8,609	3,517	(1,452)	(4,881)	(4,256)

Total shareholders’ equity	324,212	312,057	298,898	289,388	189,848

Total Liabilities and Shareholders’ Equity	$2,202,995	$2,277,702	$2,138,954	$2,085,535	$1,548,307

Quarterly Average Balances
Assets:
Earning assets	$1,986,841	$2,017,523	$1,907,966	$1,534,039	$1,427,953
Securities	373,999	365,219	352,412	252,832	247,301
Loans	1,583,533	1,564,208	1,532,012	1,256,680	1,158,956
Liabilities and Shareholders’ Equity
Total deposits	$1,670,247	$1,807,102	$1,591,521	$1,202,419	$1,190,415
Interest-bearing deposits	1,129,964	1,126,173	1,120,876	816,773	756,289
Other interest-bearing liabilities	186,140	148,891	204,002	228,164	149,433
Total shareholders’ equity	315,438	301,656	290,096	205,601	188,330

(Unaudited - Dollars in thousands except share data)

	Three Months Ended
Income statement	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Total interest and dividend income	$24,926	$24,584	$23,707	$17,886	$16,160
Total interest expense	3,184	2,865	2,962	2,062	1,394

Net interest income	21,742	21,719	20,745	15,824	14,766
Provision for loan losses	—	—	390	390	—
Noninterest income	5,104	6,284	4,838	3,288	4,390
Noninterest expense	16,639	16,449	16,391	22,156	15,928

Income (loss) before taxes	10,207	11,554	8,802	(3,434)	3,228
Income tax expense (benefit)	1,546	1,885	1,233	(1)	214

Net income (loss)	8,661	9,669	7,569	(3,433)	3,014
Preferred stock dividends	164	164	165	192	299

Net income (loss) available to common shareholders	$8,497	$9,505	$7,404	$(3,625)	$2,715

Common shares dividend paid	$1,719	$1,404	$1,386	$971	$719

Per share data
Basic earnings per common share	$0.54	$0.61	$0.48	$(0.31)	$0.26
Diluted earnings per common share	0.51	0.57	0.45	(0.31)	0.24
Dividends per common share	0.11	0.09	0.09	0.09	0.07
Average common shares outstanding - basic	15,628,537	15,607,655	15,521,404	11,627,093	10,470,839
Average common shares outstanding - diluted	16,922,712	16,901,830	16,898,186	13,271,073	12,615,336

Asset quality
Allowance for loan losses, beginning of period	$13,822	$13,679	$13,331	$12,867	$12,814
Charge-offs	(156)	(239)	(119)	(133)	(226)
Recoveries	120	382	77	207	279
Provision	—	—	390	390	—

Allowance for loan losses, end of period	$13,786	$13,822	$13,679	$13,331	$12,867

Ratios
Allowance to total loans	0.86%	0.88%	0.88%	0.88%	1.09%
Allowance to nonperforming assets	164.69%	150.60%	137.87%	132.86%	168.36%
Allowance to nonperforming loans	164.69%	150.60%	137.87%	132.86%	168.36%

Nonperforming assets
Nonperforming loans	$8,371	$9,178	$9,140	$10,034	$7,642
Other real estate owned	—	—	—	—	—

Total nonperforming assets	$8,371	$9,178	$9,140	$10,034	$7,642

Capital and liquidity
Tier 1 leverage ratio	12.44%	11.64%	12.22%	15.37%	12.96%
Tier 1 risk-based capital ratio	15.94%	15.64%	15.30%	15.43%	15.71%
Total risk-based capital ratio	16.78%	16.48%	16.15%	16.29%	16.74%
Tangible common equity ratio (1)	10.89%	9.96%	9.98%	9.70%	9.80%

(1)	See reconciliation of GAAP measures below

Non-GAAP Reconciliation

Tangible Common Equity and Tangible Assets

(Unaudited - Dollars in thousands except share data)

	Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Tangible Common Equity
Total Equity	$324,212	$312,057	$298,898	$289,388	$189,848
Less: Preferred Equity	9,364	9,364	9,364	10,878	13,250
Less: Goodwill and intangible assets	84,065	84,299	84,540	84,286	27,572

Tangible common equity	$230,783	$218,394	$204,994	$194,224	$149,026

Total Shares Outstanding	15,633,059	15,624,113	15,603,499	15,395,064	10,788,892

Tangible book value per share	$14.76	$13.98	$13.14	$12.62	$13.81

Tangible Assets
Total Assets	$2,202,995	$2,277,702	$2,138,954	$2,085,535	$1,548,307
Less: Goodwill and intangible assets	84,065	84,299	84,540	84,286	27,572

Tangible assets	$2,118,930	$2,193,403	$2,054,414	$2,001,249	$1,520,735

Tangible common equity ratio	10.89%	9.96%	9.98%	9.71%	9.80%

Reconciliation of Non-GAAP Financial Measures

(Unaudited - Dollars in thousands except share data)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
Adjusted earnings	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Income before taxes (GAAP)	10,207	3,228	21,760	11,411
Acquisition and integration expenses	—	3,150	—	3,150

Adjusted earnings, pretax	10,207	6,378	21,760	14,561
Adjusted income tax expense	1,546	876	3,430	2,070

Adjusted net income (Non-GAAP)	8,661	5,503	18,330	12,492
Preferred stock dividends	164	299	328	602

Adjusted net income available to common shareholders	$8,497	$5,204	$18,002	$11,890

Adjusted earnings per common share - basic	$0.54	$0.50	$1.15	$1.15
Adjusted earnings per common share - diluted	0.51	0.44	1.08	0.99
Average common shares outstanding - basic	15,628,537	10,470,839	15,618,154	10,342,763
Average common shares outstanding - diluted	16,922,712	12,615,336	16,912,329	12,606,415

Adjusted Efficiency ratio
	Six Months Ended	Six Months Ended
	June 30, 2019	June 30, 2018
Noninterest expense (GAAP)	33,088	28,133
Acquisition and integration expense	—	(3,150)

Adjusted noninterest expense	33,088	24,983

Net interest income (GAAP)	43,460	29,538
Effect of tax-exempt income	741	470

Adjusted net interest income	44,201	30,008

Noninterest Income - GAAP	11,388	10,006

Adjusted total revenue	55,589	40,014

Adjusted Efficiency ratio	59.5%	62.4%